N-SAR EXHIBIT 77D

Oppenheimer Global Securities Fund/VA,
a series of Oppenheimer Variable Account Funds
NSAR Exhibit - Item 77D

Oppenheimer Global Securities Fund/VA, a series of Oppenheimer Variable Account Funds (the “Registrant”) has added a wholly-owned subsidiary.  A description is contained in the prospectus and statement of additional information dated April 30, 2012, filed in Post-Effective Amendment No. 62 to the Registrant’s Registration Statement, Accession Number 0000728889-12-000738, which is hereby incorporated by reference in response to Item 77D of the Registrant’s Form N-SAR.